REVOLVING CREDIT AND TERM LOAN AGREEMENT


         THIS REVOLVING CREDIT AND TERM LOAN AGREEMENT, dated as of May __, 2000, is by and between ALPHA CERAMICS, INC., a Minnesota corporation (the "Borrower"), and EXCEL BANK, a Minnesota state banking corporation (the "Bank").

RECITALS:

         A. The Borrower has requested that the Bank make available to the Borrower (i) a revolving credit facility in an aggregate amount not to exceed $200,000 (the "Revolving Loan"), and (ii) a term loan in the amount of $1,000,000 (the "Term Loan") (the Revolving Loan and the Term Loan are collectively referred to as the "Loans").

         B. The Borrower will use the proceeds of the Revolving Loan and Term Loan to acquire certain assets and for general working capital purposes.

         C. The Bank has agreed to make available to the Borrower the Loans, all upon the terms and conditions of this Agreement.

AGREEMENTS:

         IN CONSIDERATION of the foregoing premises, and the mutual covenants set forth herein, the parties agree as follows:

         ARTICLE 1  DEFINITIONS AND ACCOUNTING TERMS

         Section 1.1 Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set out respectively after each (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

         Act of Bankruptcy:  With respect to any Person, if (i) the Person shall
(1) be or become insolvent, or (2) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of the Person or of all or a substantial part of the Person's property, or (3) commence a voluntary case under any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding under the laws of any jurisdiction, or (4) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or (5) admit in writing its inability to pay its debts as they mature, or (6) make an assignment for the benefit of its creditors; or (ii) a proceeding or case shall be commenced, without the application or consent of the Person, and which is not dismissed within 30 days after such commencement, in any court of competent jurisdiction, seeking (1) the liquidation, reorganization, dissolution, winding up or the composition or adjustment of debts of the Person, (2) the appointment of a trustee, receiver, custodian or liquidator or the like of the Person or of all or any substantial part of the Person's property, or (3) similar relief in respect of the Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts.

         Adverse Event: The occurrence of any event that could reasonably be determined to have a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of the Borrower or on the ability of the Borrower or any other party obligated thereunder to perform its obligations under the Loan Documents.

         Affiliate: Any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower or any of its Subsidiaries or any Guarantor, or (ii) five percent (5%) or more of the equity interest of which is held beneficially or of record by the Borrower or any of its Subsidiaries or any Guarantor. Control for purposes of this definition means the possession, directly or indirectly, of the power to cause the direction of management and policies of a Person, whether through the ownership of voting securities or otherwise.

     Agreement: This Revolving Credit and Term Loan Agreement, as it may be amended, modified, supplemented, restated or replaced from time to time.

         Assignment of Life Insurance: That certain Assignment of Life Insurance Policy to be executed by the Borrower and delivered to the Bank as contemplated by Section 8.15, as it may be amended, modified, supplemented, restated or replaced from time to time.

         Base Rate: The rate of interest from time to time publicly announced by the Bank as its "base rate." The Bank may lend to its customers at rates that are at, above or below the Base Rate. For purposes of determining any interest rate which is based on the Base Rate, such interest rate shall change on the effective date of any change in the Base Rate.

         Borrower's Certificate: The borrower's certificate in the form of Exhibit A hereto, or in such other form as the Bank may reasonably require from time to time, to be delivered by the Borrower to the Bank within 30 days after the end of each calendar month.

         Borrowing Base: At any time and subject to change from time to time in the Bank's discretion, an amount equal to (1) 75% of Eligible Receivables, plus, if the Bank has received an audited opening balance sheet and a current monthly inventory reporting (detailed by raw materials, work in process and finished goods), all in form and substance acceptable to the Bank, (2) 30% of Eligible Inventory.

         Business Day: Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which state banks are permitted to be open in Minneapolis, Minnesota.

     Capitalized Lease: Any lease which is or should be capitalized on the books of the lessee in accordance with GAAP.

     Code: The Internal Revenue Code of 1986, as amended, or any successor statute, together with regulations thereunder.

         Collateral:  The collateral as defined in Section 5.1.

         Commitment: The obligation of the Bank to make loans to the Borrower pursuant to Section 2.1 and the Revolving Note up to an aggregate principal amount at any one time outstanding equal to the lesser of (a) the Borrowing Base, or (b) $200,000.

     Credit Party: The Borrower, the Borrower's Subsidiaries, the Guarantors or any Affiliate, or any one or more of them.

         Debt Service Coverage Ratio: For any period of determination, the ratio of (a) the Borrower's EBITDA for such period, to (b) the sum of (i) scheduled principal payments of all Indebtedness (including without limitation all Subordinated Debt) of the Borrower paid on or before the last day of such period excluding the Revolving Loan principal balance, plus (ii) Interest Expense for such period.

         Debt to Tangible Capital Base Ratio: As of any date of determination, the ratio of (a) the Borrower's total liabilities (excluding the Subordinated
Debt) as of such date, to (b) the Borrower's total net worth less intangible assets as of such date plus the Subordinated Debt as of such date, all determined in accordance with GAAP.

     Default: Any event which, with the giving of notice to the Borrower or lapse of time, or both, would constitute an Event of Default.

         EBITDA: For any period of determination, the Borrower's net income for such period, plus deductions for Interest Expense, income taxes, depreciation and amortization for such period, all as determined in accordance with GAAP.

         Eligible Inventory: The dollar value of all inventory owned solely by the Borrower that is at all times subject to a first priority perfected security interest in favor of the Bank and is not subject to any other Liens except Permitted Liens which the Bank deems to be Eligible Inventory and excludes inventory that is unsaleable or unusable for any reason in the Borrower's operations. The value of Eligible Inventory shall be the lower of the cost or market value of the Eligible Inventory computed on a first-in, first-out basis in accordance with GAAP and shall be determined monthly from the Borrower's Certificate and supporting reports delivered to the Bank pursuant to this Agreement.

         Eligible Receivables: The dollar value of any account receivable owing to the Borrower for services rendered or to be rendered or goods sold in the ordinary course of business that has been invoiced to its customer by the Borrower, is owned solely by the Borrower and is subject to a first priority perfected security interest in favor of the Bank at the time it comes into existence and continues to meet the same until it is collected in full and is not subject to any other Liens except Permitted Liens which the Bank deems to be an Eligible Receivable. Without limiting the generality of the foregoing, a receivable shall not be an Eligible Receivable if:

                  (a) it has been unpaid more than 90 days past the due date thereof or it is owed by an account debtor which has 10% or more of its receivables unpaid more than 90 days past the due date thereof;

                  (b) it is subject to any Lien, other than the security interest of the Bank or Permitted Liens;

                  (c) it is not a valid, legally enforceable obligation of the account debtor to the full extent of its amount;

                  (d) it is subject to any setoff, counterclaim, credit allowance, retainage, current claim against the warranty or adjustment by the account debtor thereunder, or to any claim by such account debtor denying liability thereunder in whole or in part, or such account debtor has refused to accept or has returned or offered to return any of the goods which are subject to such receivable;

                  (e) the account debtor is also a supplier or creditor of the Borrower, to the extent of any contra account;

                  (f) it did not arise in the ordinary course of the Borrower's business or any notice of the bankruptcy, insolvency or financial impairment of the account debtor thereunder has been received by the Borrower;

                  (g) it arose out of any contract or order which by its terms, forbids or makes void or unenforceable its assignment by the Borrower to the Bank; or

                  (h) it is a receivable owing by (1) the United States government or any department, agency or other subdivision thereof (except to the extent that the Borrower complies with the Federal Assignment of Claims Act of 1940, as amended): (2) a Person located in any jurisdiction outside the United States; or (3) any Affiliate, employee or salesperson of the Borrower .

A receivable which is at any time an Eligible Receivable but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be an Eligible Receivable. The amount of Eligible Receivables shall be determined monthly from the Borrower's Certificate and supporting reports delivered to the Bank pursuant to the terms of this Agreement.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended, and any successor statute, together with regulations thereunder.

         ERISA Affiliate: Any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

         Event of Default:  Any event described in Section 10.1.

     Federal Reserve Board: The Board of Governors of the Federal Reserve System or any successor thereto.

         Financing Statements: UCC-1 Financing Statements naming the Borrower, or the Guarantor, as the case may be, as debtor and the Bank as secured party and describing the Collateral as the property covered thereby.

         GAAP:  Generally accepted accounting principles, consistently applied.

     Guarantors: James E. Sloane or any other Person who may execute a Guaranty.

         Guaranty: That certain Guaranty Agreements dated the date hereof executed by the Guarantor and delivered to the Bank, as it may be amended, modified, supplemented, restated or replaced from time to time.

         Indebtedness: Without duplication, all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon the obligor's balance sheet as liabilities, but in any event including the following (whether or not they should be classified as liabilities upon such balance sheet): (a) obligations secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the obligation secured thereby shall have been assumed and whether or not the obligation secured is the obligation of the owner or another party; (b) any obligation on account of deposits or advances; (c) any obligation for the deferred purchase price of any property or services, (d) any obligation as lessee under any Capitalized Lease; (e) all guaranties, endorsements and other contingent obligations respecting Indebtedness of others; and (f) undertakings or agreements to reimburse or indemnify issuers of letters of credit. For all purposes of this Agreement (i) the Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, and (ii) the Indebtedness of any Person shall include the Indebtedness of any joint venture in which such Person is a joint venturer. The term "Indebtedness" shall in no event include Trade Accounts Payable.

         Interest Expense: For any period of determination, the total scheduled interest expense for such period (including any default rate of interest if then applicable), whether paid or accrued, on all Indebtedness of the Borrower.

         Investment: The acquisition, purchase, making or holding of any stock or other security, any loan, advance, contribution to capital, extension of credit (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business) and any purchase or commitment or option to purchase stock or other debt or equity securities of or any interest in another Person or any integral part of any business or the assets comprising such business or part thereof.

         Lien: Any security interest, mortgage, pledge, lien, hypothecation, judgment lien or similar legal process, charge, encumbrance, title retention agreement or analogous instrument or device (including, without limitation, the interest of the lessors under Capitalized Leases and the interest of a vendor under any conditional sale or other title retention agreement).

         Loan Documents: This Agreement, the Notes, the Security Agreement, the Pledge Agreement, the Guaranty, the Financing Statements, the Assignment of Life Insurance and each other instrument, document, guaranty, security agreement, mortgage, or other agreement executed and delivered by the Borrower or any party granting security interests in connection with this Agreement, the Loans or any collateral for the Loans.

     Notes: The Revolving Note and the Term Note, or any one or more of them.

         Obligations: The obligation of the Borrower: (a) to pay the principal of and interest on the Notes in accordance with the terms hereof and thereof, and to satisfy all of the Borrower's other obligations to the Bank, whether hereunder or otherwise, whether now existing or hereafter incurred, matured or unmatured including without limitation the obligations pursuant to letters of credit, direct or contingent, joint or several, and including without limitation obligations to or credit from others in which the Bank has a direct or indirect interest (including without limitation participations), including any extensions, modifications, renewals thereof and substitutions therefor; (b) to repay to the Bank all amounts advanced by the Bank hereunder or otherwise on behalf of the Borrower, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagees or lienors, or for taxes, levies, insurance, rent, repairs to or maintenance or storage of any of the Collateral; and (c) to pay all of the Bank's expenses and costs, together with the reasonable fees and expenses of its counsel in connection with the preparation and negotiation of this Agreement and other Loan Documents, and any amendments thereto and the documents required hereunder or thereunder, or any proceedings brought or threatened to enforce payment of any of the Obligations described in clauses (a) or (b) above.

     PBGC: The Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

     Permitted  Lien:  Any Lien of a kind  specified  in  paragraphs  (a)-(d) of
Section 9.11.

         Person: Any natural person, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

         Plan: An employee benefit plan or other plan, maintained for employees of the Borrower or of any ERISA Affiliate, and subject to Title IV of ERISA or
Section 412 of the Code.

         Pledge Agreement: That certain Negative Pledge Agreement dated the date hereof executed by James E. Sloane and delivered to the Bank, as it may be amended, modified, supplemented, restated or replaced from time to time.

     Pre-Tax Profit: For any period of determination, the Borrower's net profit plus income tax expense for such period, as determined in accordance with GAAP.

         Reportable Event: A reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and Section 302 of ERISA shall be a reportable event regardless of the issuance of any such waivers in accordance with Section 412(d) of the Code.

     Revolving Credit Expiration Date: The date that first occurs: (i) May 1, 2001, or (ii) the date on which the Commitment is terminated pursuant to Section 10.2.

         Revolving Interest Rate: The rate of interest equal to the Base Rate plus 0.50%; provided, however, that from and after the occurrence of any Default and continuing thereafter until such Default shall be remedied to the written satisfaction of the Bank, the Revolving Interest Rate shall, at the election of the Bank, be that rate of interest equal to the Base Rate plus 2.50%. The Bank may lend to its customers at rates that are at, above, or below the Revolving Interest Rate.

         Revolving Note: That certain Revolving Note dated the date hereof executed by the Borrower and made payable to the order of the Bank in the original principal amount of $200,000, as it may be amended, modified, supplemented, restated or replaced from time to time.

         Security Agreement: That certain Security Agreement dated the date hereof executed by the Borrower and delivered to the Bank, as it may be amended, modified, supplemented, restated or replaced from time to time.

         Subordinated Debt: Any Indebtedness of the Borrower, now existing or hereafter created, incurred or arising, which is subordinated in right of payment to the payment of the Obligations in a manner and to an extent that the Bank has approved in writing prior to the date hereof or prior to the creation of such Indebtedness.

         Subsidiary: Any Person of which or in which the Borrower and its other Subsidiaries own directly or indirectly 50% or more of: (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (b) the capital interest or profit interest of such Person, if it is a partnership, joint venture or similar entity, or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

         Term Interest Rate: The rate of interest equal to the Base Rate plus 0.50%; provided, however, that from and after the occurrence of any Default and continuing thereafter until such Default shall be remedied to the written satisfaction of the Bank, the Term Interest Rate shall, at the election of the Bank, be that rate of interest equal to the Base Rate plus 2.50%. The Bank may lend to its customers at rates that are at, above, or below the Term Interest Rate.

         Term Note: That certain Term Note dated the date hereof executed by the Borrower and made payable to the order of the Bank in the original principal amount of $1,000,000, as it may be amended, modified, supplemented, restated or replaced from time to time.

         Trade Accounts Payable: The trade accounts payable of any Person with a maturity of not greater than 90 days incurred in the ordinary course of such Person's business.

         Section 1.2 Accounting Terms and Calculations. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder (including, without limitation, determination of compliance with financial ratios and restrictions in Articles 8 and 9 hereof) shall be made in accordance with GAAP consistently applied.

         Section 1.3 Other Definitional Terms. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, Schedules and like references are to this Agreement unless otherwise expressly provided.

         ARTICLE 2  TERMS OF LENDING

         Section 2.1 Revolving Loan. Subject to and upon the terms and conditions hereof and in reliance upon the representations and warranties of the Borrower herein, the Bank agrees to make loans to the Borrower under this
Section 2.1 from time to time from the date hereof until the Revolving Credit Expiration Date, during which period the Borrower may repay and reborrow in accordance with the provisions hereof, provided, that the aggregate unpaid principal amount of all outstanding loans under this Section 2.1 shall not exceed the amount of the Commitment at any time. If, at any time, or for any reason, the amount outstanding under the Revolving Loan exceeds the Commitment, the Borrower shall immediately pay to the Bank, in cash, the amount of such excess.

         Section 2.2 Term Loan. Subject to and upon the terms and conditions hereof and in reliance upon the representations and warranties of the Borrower herein, the Bank agrees to make the Term Loan to the Borrower under this Section
2.2 on the date hereof.

         Section 2.3 Borrowing Procedures. Each time the Borrower desires to obtain a loan advance under the Revolving Loan pursuant to Section 2.1, such request shall be in writing (which may be by telecopy) or by telephone promptly confirmed in writing, and must be given so as to be received by the Bank not later than 11:00 a.m., Minneapolis time, on the date of the requested advance. Each request for an advance shall specify (i) the borrowing date (which shall be a Business Day), and (ii) the amount of such advance. Unless the Bank determines that any applicable condition specified in Article 6 has not been satisfied, the Bank will make the amount of the requested advance available to the Borrower at the Bank's principal office in Edina, Minnesota, in immediately available funds not later than 5:00 p.m., Minneapolis time, on the date requested. The Borrower shall be obligated to repay all advances the Bank reasonably determines were requested on behalf of the Borrower notwithstanding the fact that the person requesting the same was not in fact authorized to do so.

         Section 2.4       The Notes.

                  (a) Revolving Note. The obligation of the Borrower to repay any and all loans made under Section 2.1 shall be evidenced by the Revolving Note of the Borrower, in form and substance acceptable to the Bank, in the amount of $200,000 and dated as of the date of this Agreement. The Bank shall enter in its records the amount of each advance and the payments made on the Revolving Loan, and such records shall be deemed conclusive evidence of the subject matter thereof, absent manifest error.

                  (b) Term Note. The obligation of the Borrower to repay the Term Loan made under Section 2.2 shall be evidenced by the Term Note of the Borrower, in form and substance acceptable to the Bank, in the amount of $1,000,000 and dated as of the date of this Agreement. The Bank shall enter in its records the payments made on the Term Loan, and such records shall be deemed conclusive evidence of the subject matter thereof, absent manifest error.

         ARTICLE 3  INTEREST AND COSTS

         Section 3.1 Interest on Revolving Loan. The unpaid principal amount of the Revolving Loan shall bear interest at a rate per annum equal to the Revolving Interest Rate.

         Section 3.2 Interest on Term Loan. The unpaid principal amount of the Term Loan shall bear interest at a rate per annum equal to the Term Interest Rate.

     Section 3.3 Computation. Interest on each Note shall be computed on the basis of actual days elapsed and a year of 360 days.

     Section 3.4 Payment Dates. Interest accruing on each Note shall be due and payable as specified in such Note.

         Section 3.5 Increased Costs. If, as a result of any generally applicable law, rule, regulation, treaty or directive, or any generally applicable change therein or in the interpretation or administration thereof, or compliance by the Bank with any generally applicable request or directive (whether or not having the force of law) from any court, central bank, governmental authority, agency or instrumentality, or comparable agency:

                  (a) any tax, duty or other charge with respect to any Loan, any Note or the Commitment is imposed, modified or deemed applicable, or the basis of taxation of payments to the Bank of interest or principal of the Loans (other than taxes imposed on the overall net income of the Bank by the jurisdiction in which the Bank has its principal office) is changed;

                  (b) any reserve, special deposit, special assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank is imposed, modified or deemed applicable;

                  (c) any increase in the amount of capital required or expected to be maintained by the Bank or any Person controlling the Bank is imposed, modified or deemed applicable; or

                  (d) any other condition affecting this Agreement, the Loans or the Commitment is imposed on the Bank or the relevant funding markets;

and the Bank reasonably and in good faith determines that, by reason thereof, the cost to the Bank of making or maintaining the Loans or the Commitment is increased, or the amount of any sum receivable by the Bank hereunder or under any Note in respect of any Loan is reduced; then, the Borrower shall pay to the Bank upon demand (which demand shall include sufficient evidence thereof) such additional amount or amounts as will compensate the Bank (or the controlling Person in the instance of (c) above) for such additional costs or reduction. Determinations by the Bank for purposes of this Section 3.5 of the additional amounts required to compensate the Bank shall be presumptive evidence thereof. In determining such amounts, the Bank may use any reasonable averaging, attribution and allocation methods.

     Section 3.6 Closing Fee. The Borrower shall pay the Bank a closing fee in the amount of $7,500, which will be due and payable upon the execution of this Agreement.

         ARTICLE 4  PAYMENTS AND PREPAYMENTS

     Section 4.1 Repayment. Principal of each Note shall be due and payable as specified in such Note.


     Section 4.2 Optional Prepayments. The Borrower may prepay the Loans, in whole or in part, at any time without premium or penalty.

         Section 4.3 Accelerated Payments. Upon the occurrence of an Event of Default and the acceleration of any one or more of the Notes, pursuant to and as permitted by Section 10.2, all of the Notes and all other Obligations, shall be immediately due and payable as provided in Section 10.2 and in the Notes.

         Section 4.4 Payments. Payments and prepayments of principal of, and interest on, the Notes and all fees, expenses and other obligations under the Loan Documents shall be made without set-off or counterclaim in immediately available funds not later than 2:00 p.m., Minneapolis time, on the dates due at the main office of the Bank in Edina, Minnesota. Funds received on any day after such time shall be deemed to have been received on the next Business Day. Whenever any payment to be made hereunder or on any Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of any interest or fees.

         Section 4.5 Debits; Advances. The Bank shall have the right to pay accrued interest and principal on the Notes, and any and all other amounts due and payable under the Loan Documents, by debiting any account of the Borrower at the Bank or by making one or more advances under the Revolving Loan, all without further authorization of the Borrower.

         Section 4.6 Application of the Payments. Any voluntary prepayment shall be applied to such Note as the Borrower may direct, and any prepayment shall be applied first to the payment of accrued interest and then to the reduction of principal of such Note in inverse order of maturity. Any prepayment resulting from an acceleration of the Notes shall be applied to any and all of the Notes in such order and such amounts as the Bank may from time to time determine and direct, notwithstanding any contrary instructions or directions of the Borrower.

         ARTICLE 5  COLLATERAL SECURITY

         Section 5.1 Composition of the Collateral. The property in which a security interest is, or is intended to be, granted pursuant to this Agreement, the Security Agreement, the Assignment of Life Insurance , the Pledge Agreement, or any other Loan Document and the provisions of Section 5.2 is herein collectively called the "Collateral." The Collateral, together with all the Borrower's other property of any kind held by the Bank, shall stand as one general, continuing collateral security for all of the Obligations, and may be retained by the Bank until all Obligations have been satisfied in full, and the Commitment has terminated.

         Section 5.2 Rights in Property Held by the Bank. As security for the prompt satisfaction of all Obligations, the Borrower hereby assigns, transfers and sets over to the Bank all of its right, title and interest in and to, and grants to the Bank a lien on and a security interest in, any amounts which may be owing from time to time by the Bank to the Borrower in any capacity, including, but without limitation, any balance or share belonging to the Borrower of any deposit or other account with the Bank, which lien and security interest shall be independent of any right of setoff which the Bank may have.

         Section 5.3 Priority of Liens. The liens as provided for under this Agreement, the Security Agreement, the Assignment of Life Insurance, the Pledge Agreement, and the other Loan Documents shall be first and prior liens, subject only to Permitted Liens.

         Section 5.4 Financing Statements. The Borrower will authorize, execute and deliver such security agreements, assignments, and UCC-1 financing statements (including amendments thereto and continuation statements thereof) in form satisfactory to the Bank as the Bank may specify and will pay or reimburse the Bank for all costs of filing or recording the same in such public offices as the Bank may designate, and take such other steps as the Bank shall direct, including the noting of the Bank's lien on the chattel paper, in order to perfect the Bank's interest in the Collateral.

         ARTICLE 6  CONDITIONS PRECEDENT

         Section 6.1 Conditions of Initial Loan. The obligation of the Bank to make the initial Loan hereunder shall be subject to the satisfaction of the conditions precedent, in addition to the applicable conditions precedent set forth in Section 6.2 below, that the Bank shall have received all of the following, in form and substance satisfactory to the Bank, each duly executed and certified or dated the date hereof or such other date as is satisfactory to the Bank:

                    (a) The Revolving  Note and the Term Note,  duly executed by the Borrower.

                  (b) The Security Agreement, duly executed by the Borrower.

                  (c) The Financing Statements, duly executed by the Borrower.

                  (d) The Guaranty, duly executed by the Guarantor.

                  (e) The Pledge Agreement, duly executed by the Guarantor.

                  (f) An assignment separate from certificate and a financing statement, duly executed by the Guarantor.

                  (g) A Secretary's Certificate certifying (1) a copy of the Bylaws of the Borrower with all amendments thereto, (2) a copy of the corporate resolutions of the Borrower authorizing the execution, delivery and performance of the Loan Documents, and (3) the names, titles, and signatures of the officers of the Borrower authorized to execute the Loan Documents and to request advances hereunder.

                  (h) A copy of the  Articles of  Incorporation  of the Borrower
         with  all   amendments   thereto,   certified   by  the  state  of  its
         incorporation.

                  (i) Certificates of Good Standing for the Borrower, certified by the state where the Borrower is incorporated and/or doing business.

                  (j) Copies of the policies of insurance or other evidence acceptable to the Bank in its absolute discretion showing that the insurance required by the Security Agreement and the other Loan Documents is in full force and effect.

                  (k) Such collateral audits and equipment appraisals as the Bank may request, each in form and substance, and conducted by auditors/appraisers, acceptable to the Bank in its sole discretion.

                  (l) An officer's solvency certificate in form and substance acceptable to the Bank.

                  (m) Such other documents or instruments as the Bank may request to consummate the transaction contemplated hereby.

         Section 6.2 Conditions Precedent to all Loans. The obligation of the Bank to make any Loan hereunder (including the initial Loan) shall be subject to the satisfaction of the following conditions precedent (and any request for a Loan shall be deemed a written certification that such conditions precedent have been satisfied):

                  (a)  Before  and  after  giving  effect  to  such  Loan,   the
         representations and warranties contained in Article 7 shall be true and correct, as though made on the date of such Loan; and

                  (b) Before and after giving effect to such Loan, no Default or Event of Default shall have occurred and be continuing.

         ARTICLE 7  REPRESENTATIONS AND WARRANTIES

         To induce the Bank to enter into this Agreement, to grant the Commitment and to make Loans hereunder, the Borrower represents and warrants to the Bank:

         Section 7.1 Organization, Standing, Etc. The Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Minnesota, and has all requisite corporate power and authority to carry on its businesses as now conducted, to enter into the Loan Documents and to perform its Obligations under the Loan Documents. The Borrower is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary, and where the failure to so qualify could result in an Adverse Event.

         Section 7.2 Authorization and Validity. The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action by the Borrower, and the Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies.

         Section 7.3 No Conflict; No Default. The execution, delivery and performance by the Borrower of the Loan Documents will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower, (b) violate or contravene any provisions of the Articles of Incorporation or Bylaws of the Borrower, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or any of its properties may be bound or result in the creation of any Lien on any asset of the Borrower, other than Liens in favor of the Bank. The Borrower is not in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could constitute an Adverse Event.

         Section 7.4 Government Consent. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents, other than the filing of UCC-1 financing statements.

         Section 7.5 Financial Projections. The Borrower's financial projections as heretofore furnished to the Bank, have been prepared based upon reasonable assumptions and fairly present the most probable anticipated financial condition and operating results of the Borrower.

         Section 7.6 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to the Borrower, could constitute an Adverse Event.

     Section 7.7 Contingent Payments or Liabilities. The Borrower does not have any contingent payments or liabilities which are material to the Borrower.

     Section 7.8 Compliance. The Borrower is in compliance with all statutes and governmental rules and regulations applicable to it.

         Section 7.9 Environmental, Health and Safety Laws. There does not exist any violation by the Borrower of any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters which will or threatens to impose a material liability on the Borrower or which would require a material expenditure by the Borrower to cure. The Borrower has not received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, the consequences of which non-compliance or remedial action could constitute an Adverse Event.

         Section 7.10 ERISA. Each Plan complies with all material applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event, other than a Reportable Event for which the reporting requirements have been waived by regulations of the PBGC, has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would permit the institution of proceedings to terminate any Plan under Section 4042 of ERISA. The current value of the Plans' benefits guaranteed under Title IV of ERISA does not exceed the current value of the Plans' assets allocable to such benefits.

         Section 7.11 Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Federal Reserve Board) and no part of the proceeds of any Loan will be used to purchase or carry margin stock or for any other purpose which would violate any of the margin requirements of the Federal Reserve Board.

         Section 7.12 Ownership of Property; Liens. The Borrower has good and marketable title to its real properties and good and sufficient title to its other properties, including all properties and assets referred to as owned by it in the financial projections referred to in Section 7.5. None of the properties, revenues or assets of the Borrower is subject to a Lien, except for Permitted Liens.

         Section 7.13 Taxes. The Borrower has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower). No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of the Borrower in respect of taxes and other governmental charges are adequate.

         Section 7.14 Licenses and Infringement. The Borrower possesses adequate licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted. There does not exist and to the Borrower's knowledge there is no reason to anticipate that there may exist, any liability to the Borrower with respect to any claim of infringement regarding any franchise, patent, copyright, trademark or trade name possessed or used by the Borrower.

         Section 7.15 Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

         Section 7.16 Public Utility Holding Company Act. The Borrower is not a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 7.17 Subsidiaries. The Borrower does not have any Subsidiaries.

     Section 7.18 Partnerships and Joint Ventures. The Borrower is not a partner (limited or general) in any partnerships and the Borrower is not a joint venturer in any joint ventures.

         Section 7.19 Completeness of Disclosures. No representation or warranty by the Borrower contained herein or in any other Loan Document, or in any certificate or other document furnished heretofore or concurrently with the signing of this Agreement or any other Loan Document by the Borrower to the Bank in connection with the transactions contemplated hereunder or under any other Loan Document, contains any untrue statement of a material fact or omits to state a material fact which would prevent or materially inhibit the Borrower or any Subsidiary from performing its respective obligations under this Agreement or any other Loan Document according to its terms.

         Section 7.20 Survival of Representations. All of the representations and warranties set forth in the immediately preceding subsections shall survive until all the Obligations shall have been satisfied in full, and the Commitment has been terminated.

Each of the foregoing warranties and representations shall be deemed to be repeated and reaffirmed on and as of the date any Loan is made hereunder by the Bank to the Borrower pursuant to Article 2.

         ARTICLE 8  AFFIRMATIVE COVENANTS

         From the date of this Agreement and thereafter until the Commitment is terminated or expires and the Obligations have been paid in full, unless the Bank shall otherwise expressly consent in writing, the Borrower agrees that the Borrower will do all of the following:

         Section 8.1     Financial Statements and Reports.  Furnish to the Bank:

                  (a) As soon as available and in any event within 90 days after the end of each calendar year, the annual reviewed financial statements of the Borrower prepared in conformity with GAAP, consisting of at least statements of income, cash flow and stockholders' equity for such year, and a balance sheet as at the end of such year, all in reasonable detail and reviewed by independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Bank.

                  (b) As soon as available and in any event within 45 days after the end of each quarter, a copy of the compiled financial statements of the Borrower prepared in the same manner as the financial statements referred to in Section 8.1(a), compiled by independent certified public accountants of recognized standing selected by the Borrower, consisting of at least statements of income, cash flow, stockholders' equity for such quarter, and a balance sheet as at the end of such quarter.

                  (c) As soon as available and in any event within 30 days after the end of each month, a Borrower's Certificate (along with an aging of the Borrower's accounts receivable, listing of the sale/disposal of any equipment and, if requested by the Bank, a perpetual inventory listing), signed by an officer of the Borrower.

                  (d) Immediately upon becoming aware of the occurrence, with respect to any Plan, of any Reportable Event (other than a Reportable Event for which the reporting requirements have been waived by PBGC regulations) or any "prohibited transaction" (as defined in Section 4975 of the Code), a notice specifying the nature thereof and what action the Borrower proposes to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

                  (e) Immediately upon becoming aware of the occurrence thereof, notice of any violation as to any environmental matter by the Borrower and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (i) in which an adverse determination or result could result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by the Borrower which are material to the operations of the Borrower, or (ii) which will or threatens to impose a material liability on the Borrower to any Person or which will require a material expenditure by the Borrower to cure any alleged problem or violation.

                  (f) On or before April 30 of each year, the Guarantor's personal financial statements for the preceding calendar year (including a year-end balance sheet and an annual statement of income).

                  (g) From time to time, such other information regarding the business, operation and financial condition of the Borrower as the Bank may reasonably request.

         Section 8.2       Financial Covenants.

               (a) Maintain its Debt to Tangible Capital Base Ratio at all times not greater than 1.25 to 1.0.

                  (b) Obtain a Pre-Tax Profit equal to or greater than $110,000 for the year ended February 28, 2001, and each year thereafter.

                  (c) Maintain its Debt Service Coverage Ratio (determined at the end of each fiscal year) equal to or greater than 1.4 to 1.0.

         Section 8.3 Corporate Existence. Maintain its corporate existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary.

         Section 8.4 Insurance. Maintain with financially sound and reputable insurance companies such insurance in such amounts and against such risks as is reasonably requested by the Bank or as may be required by law or as may be customary in the case of reputable Persons engaged in the same or similar business and similarly situated, including, without limitation, property, hazard, fire, wind, hail, theft, collapse, comprehensive general public liability, and business interruption insurance, and worker's compensation or similar insurance. The Borrower shall furnish to the Bank full information and written evidence as to the insurance maintained by the Borrower and its Subsidiaries. All policies shall contain the insurer's promise not to cancel the policy without 30 days prior written notice to the Bank at its address set forth below. All policies shall name the Bank as an additional insured or loss payee, as appropriate, as its interests may appear.

         Section 8.5 Payment of Taxes and Claims. File all tax returns and reports which are required by law to be filed by it and pay before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including, without limitation, those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the Borrower's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on the Borrower's books in accordance with GAAP. In addition, and without limitation, promptly pay all Trade Accounts Payable.

         Section 8.6 Inspection. Permit any Person designated by the Bank to visit and inspect any of its properties, corporate books and financial records, to examine and to make copies of its books of accounts and other financial records, and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, its officers at such reasonable times and intervals as the Bank may designate. The expenses of the Bank for such visits, inspections and examinations shall be at the reasonable expense of the Borrower.

         Section 8.7 Maintenance of Properties. Maintain its properties used or useful in the conduct of its business in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         Section 8.8 Books and Records. Keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

         Section 8.9 Compliance. Comply in all material respects with the requirements of all applicable state and federal laws, and of all rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

         Section 8.10 ERISA. Maintain each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and of the Code.

         Section 8.11 Environmental Matters. Observe and comply with all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise constitute an Adverse Event.

         Section 8.12 Notice of Litigation. Promptly provide written notice to the Bank of all litigation, arbitration or mediation proceedings, and of all proceedings by or before any court or governmental or regulatory agency affecting the Borrower which alone or together with other claims seeks $50,000 or more in the aggregate, describing the nature thereof and the steps being taken with respect to such proceeding(s).

     Section 8.13 Accounts. Maintain the Borrower's primary operating and depository account(s) at the Bank.

         Section 8.14 Notice of Default. Promptly provide written notice to the Bank of any Default or Event of Default, describing the nature thereof and what action the Borrower proposes to take with respect thereto.

         Section 8.15 Assignment of Life Insurance. Obtain by July 31, 2000, and maintain thereafter, an insurance policy on the life of James E. Sloane in an amount equal to or greater than $1,000,000, and execute and deliver to the Bank the Assignment of Life Insurance on or before July 31, 2000.

         ARTICLE 9  NEGATIVE COVENANTS

         From the date of this Agreement and thereafter until the Commitment is terminated or expires and the Obligations have been paid in full, unless the Bank shall otherwise expressly consent in writing, the Borrower agrees that the Borrower will not do any of the following:

     Section 9.1 Merger. Merge or consolidate or enter into any analogous reorganization or transaction with any Person.

         Section 9.2 Sale of Assets. Sell, transfer, assign, lease or otherwise convey all or any substantial part of its assets (whether in one transaction or in a series of transactions) to any Person other than in the ordinary course of business.

         Section 9.3 Purchase of Assets. Purchase or lease or otherwise acquire any right, title or interest in or to, any real or personal property not directly related to or necessary in connection with its present operations.

         Section 9.4 Plans. Permit any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan, permit any Plan to terminate under any circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to any property, revenue or asset of the Borrower or any Subsidiary or permit the underfunded amount of Plan benefits guaranteed under Title IV of ERISA to exceed $50,000.

     Section 9.5 Change in Nature of Business. Make any material change in the nature of its business as carried on at the date hereof.

     Section 9.6 Subsidiaries, Partnerships, Joint Ventures. Do any of the following: (a) form or acquire any corporation which would thereby become a Subsidiary; or (b) form or enter into any partnership as a limited or general partner or into any joint venture.

         Section 9.7 Other Agreements. Enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Bank which would: (a) prohibit the Borrower from granting, or otherwise limit the ability of the Borrower to grant, to the Bank any Lien on any assets or properties of the Borrower; or (b) be violated or breached by the Borrower's performance of its obligations under the Loan Documents.

         Section 9.8 Restricted Payments. Either: (a) purchase or redeem or otherwise acquire for value any shares of the Borrower's stock, declare or pay any dividends thereon (other than stock dividends), make any distribution on, or payment on account of the purchase, redemption, defeasance or other acquisition or retirement for value of, any shares of the Borrower's stock or set aside any funds for any such purpose; or (b) directly or indirectly make any payment on, or redeem, repurchase, defease, or make any sinking fund payment on account of, or any other provision for, or otherwise pay, acquire or retire for value, any Indebtedness of the Borrower that is subordinated in right of payment to the Loans (whether pursuant to its terms or by operation of law), except for regularly-scheduled payments of interest and principal (which shall not include payments contingently required upon occurrence of a change of control or other event) that are not otherwise prohibited hereunder or under the document or agreement stating the terms of such subordination.

     Section 9.9 Investments. Acquire for value, make, have or hold any Investments, except:

     (a) Investments outstanding on the date hereof and listed on Schedule 9.9;

     (b)      direct obligations of the United States of America;

     (c) travel advances to officers and employees in the ordinary course of business;

                  (d) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale of goods and services in the ordinary course of business; and

                  (e) commercial paper issued by U.S. corporations rated "A-1" by Standard & Poor Corporation or "P-1" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation).

     Section 9.10 Indebtedness. Create, incur, issue, assume or suffer to exist any Indebtedness, except:

                  (a)      the Obligations;

                  (b)      any Subordinated Debt;

                  (c) Indebtedness  outstanding on the date hereof and listed on
Schedule 9.10.

         Section 9.11 Liens. Create, incur, assume or suffer to exist any Lien with respect to any property, revenues or assets now owned or hereafter arising or acquired, except Liens in favor of the Bank and except:

          (a) Liens existing on the date hereof and disclosed on Schedule 9.11;

                  (b)  Deposits  or  pledges  to  secure   payment  of  workers'
         compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of its business;

                  (c) Liens for taxes, fees, assessments and governmental charges not delinquent or to the extent that payments therefor shall not at the time be required to be made in accordance with the provisions of Section 8.5; and

                  (d) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 8.5.

         Section 9.12 Contingent Payments or Liabilities. Either: (i) endorse, guarantee, contingently agree to purchase or to provide funds for the payment of, or otherwise become contingently liable upon, any obligation of any other Person, except by the endorsement of negotiable instruments for deposit or collection (or similar transactions) in the ordinary course of business, or (ii) agree to maintain the net worth or working capital of, or provide funds to satisfy any other financial test applicable to, any other Person.

         Section 9.13 Unconditional Purchase Obligations. Enter into or be a party to any contract for the purchase or lease of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

         Section 9.14 Transactions with Affiliates. Enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

         Section 9.15 Use of Proceeds. Permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulation U of the Federal Reserve Board, as amended from time to time, and furnish to the Bank, upon its request, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

         ARTICLE 10  EVENTS OF DEFAULT AND REMEDIES

     Section 10.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

                  (a) The Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of principal of, or interest on, any one or more of the Notes or any fee or other amount required to be made to the Bank pursuant to the Loan Documents and such failure shall continue for a period of ten (10) days after notice thereof; or

                  (b) Any representation or warranty made or deemed to have been made by or on behalf of the Borrower in the Loan Documents or on behalf of the Borrower in any certificate, statement, report or other writing furnished by or on behalf of the Borrower to the Bank pursuant to the Loan Documents or any other instrument, document or agreement shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified or deemed to have been stated or certified; or

          (c) The Borrower shall fail to comply with Section 8.2 hereof or any Section of Article 9 hereof; or

                  (d) The Borrower or any other Credit Party shall fail to comply with any agreement, covenant, condition, provision or term contained in this Agreement or in any other Loan Document and such failure shall continue for a period of twenty (20) days after notice thereof (and such failure shall not constitute an Event of Default under any of the other provisions of this Section 10.1); or

                  (e) An Act of Bankruptcy shall occur with respect to the Borrower or any other Credit Party; or

                  (f) A judgment or judgments for the payment of money in excess of the sum of $50,000 in the aggregate shall be rendered against the Borrower or any other Credit Party and the Borrower or such Credit Party shall not pay or discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, prior to any execution on such judgments by such judgment creditor, within 30 days from the date of entry thereof, and within said period of 30 days, or such longer period during which execution of such judgment shall be stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (g) Any property of the Borrower or any other Credit Party (including, without limitation, the Collateral) shall be garnished or attached in any proceeding and such garnishment or attachment shall remain undischarged for a period of 30 days during which execution is not effectively stayed; or

                  (h) The institution by the Borrower or any ERISA Affiliate of steps to terminate any Plan if in order to effectuate such termination, the Borrower or any ERISA Affiliate would be required to make a contribution to such Plan, or would incur a liability or obligation to such Plan, in excess of $50,000, or the institution by the PBGC of steps to terminate any Plan; or

                  (i) The maturity of any Indebtedness (other than Indebtedness under this Agreement and whether owed to the Bank or to others) of the Borrower or any other Credit Party shall be accelerated, or the Borrower or such Credit Party shall fail to pay any such Indebtedness when due or, in the case of such Indebtedness payable on demand, when demanded, or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing or permitting (any required notice having been given and grace period having expired) the holder of any such Indebtedness in such aggregate amount or any trustee or other Person acting on behalf of such holder to cause, such Indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor; or

                  (j) The Borrower shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due or notice of any state or federal tax lien shall be filed or issued; or

                    (k)  Any   Guarantor   dies  or   purports  to  revoke  such
               Guarantor's Guaranty; or

                    (l) Any Guarantor  purports to revoke his Pledge  Agreement;
               or

                    (m) Any  Event of  Default  shall  occur  under  the  Pledge
               Agreement; or

                  (n) James E. Sloane shall fail to own and hold of record at least 51% of the outstanding voting stock of the Borrower.

         Section 10.2 Remedies. If (a) any Event of Default described in Section 10.1(e) shall occur, the Commitment shall automatically terminate and the outstanding unpaid principal balance of the Notes, the accrued interest thereon and all other obligations of the Borrower to the Bank under the Loan Documents shall automatically become immediately due and payable; or (b) any other Event of Default shall occur and be continuing, then the Bank may take any or all of the following actions: (i) declare the Commitment to be terminated, whereupon the Commitment shall terminate, and (ii) declare that the outstanding unpaid principal balance of one or more of the Notes, the accrued and unpaid interest thereon and all other obligations of the Borrower to the Bank under the Loan Documents to be forthwith due and payable, whereupon such Notes, all accrued and unpaid interest thereon and all such obligations shall immediately become due and payable, in each case without further demand or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding. In addition, upon any Event of Default and so long as such Event of Default continues, the Bank may exercise all rights and remedies under any other instrument, document or agreement between the Borrower and the Bank, and enforce all rights and remedies under any applicable law, including without limitation the rights and remedies available upon default to a secured party under the Uniform Commercial Code as adopted in the State of Minnesota, including, without limitation, the right to take possession of the Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and, in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Bank at a place to be designated by the Bank which is reasonably convenient to both parties.

         Section 10.3 Offset. In addition to the remedies set forth in Section 10.2, upon the occurrence of any Event of Default or at any time thereafter while such Event of Default continues, the Bank or any other holder of the Notes may offset any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies of the Borrower then or thereafter with the Bank or such other holder, or any obligations of the Bank or such other holder of the Notes, against the Indebtedness then owed by the Borrower to the Bank. Nothing in this Agreement shall be deemed a waiver or prohibition of the Bank's rights of banker's lien, offset, or counterclaim, which right the Borrower hereby grants to the Bank.

         ARTICLE 11  MISCELLANEOUS

         Section 11.1 Waiver and Amendment. No failure on the part of the Bank or the holder of the Notes to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in any other instrument, document or agreement delivered or to be delivered to the Bank hereunder or in connection herewith are cumulative and not exclusive of any remedies provided by law. No notice to or demand on the Borrower not required hereunder or under the Notes shall in any event entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Bank or the holder of the Notes to any other or further action in any circumstances without notice or demand. No amendment, modification or waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Bank, and then such amendment, modifications, waiver or consent shall be effective only in the specific instances and for the specific purpose for which given.

         Section 11.2 Expenses and Indemnities. Whether or not any Loan is made hereunder, the Borrower agrees to reimburse the Bank upon demand for all reasonable expenses paid or incurred by the Bank (including collateral audit expenses, filing and recording costs and fees and expenses of legal counsel) in connection with the preparation, review, execution, delivery, amendment, modification, interpretation, collection and enforcement of the Loan Documents. The Borrower agrees to pay, and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Loan Documents. The Borrower agrees to indemnify and hold the Bank harmless from any loss or expense which may arise or be created by the acceptance of instructions for making Loans or disbursing the proceeds thereof. The obligations of the Borrower under this Section 11.2 shall survive any termination or expiration of the Commitment and payment in full of the Obligations.

         Section 11.3 Notices. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from a first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Bank under Article 2 hereof shall be deemed to have been given only when received by the Bank. If notice to the Borrower of any intended disposition of the Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least ten calendar days prior to the date of intended disposition or other action.

         Section 11.4 Successors. This Agreement shall be binding on the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank, and the successors and assigns of the Bank. The Borrower shall not assign its rights or duties hereunder without the written consent of the Bank.

         Section 11.5 Participations and Information. The Bank may sell participation interests in any or all of the Loans and in all or any portion of the Commitment to any Person. The Bank may furnish any information concerning the Borrower in the possession the Bank from time to time to participants and prospective participants and may furnish information in response to credit inquiries consistent with general banking practice.

         Section 11.6 Severability. Any provision of the Agreement which is prohibited or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 11.7 Captions. The captions or headings herein are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

         Section 11.8 Entire Agreement. This Agreement and the Notes, and the other Loan Documents, embody the entire agreement and understanding between the Borrower and the Bank with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

         Section 11.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

         Section 11.10 Governing Law. The validity, construction and enforceability of this Agreement and the Notes shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of laws principles thereof.



                          (The signature page follows.)

         THE PARTIES HERETO have caused this Revolving Credit and Term Loan Agreement to be executed as of the date first above written.

             ALPHA CERAMICS, INC.


             By:
             Its:

             5121 Winnetka Avenue North, Suite 100
             Minneapolis, MN 55428-4256
             Attention:  Jim Sloane
             Telephone:  (763) 535-9660
             Fax:  (763) 535-9655


 BANK


             By:
             Its:

             5050 France Avenue South
             Edina, MN 55410
             Attention:  Mr. Wes Beedon
             Telephone:  (612) 836-3162
             Fax:  (612) 836-3170

2371858-2

         List of Schedules

9.9      Existing Investments

9.10     Existing Indebtedness

9.11     Existing Liens